Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated August 21, 2020, relating to the balance sheet of CM Life Sciences, Inc. as of July 16, 2020 and the related statements of operations, changes in stockholder’s equity and cash flows for the period from July 10, 2020 (inception) through July 16, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 21, 2020